UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2011

PUBLIX SUPER MARKETS, INC.

(Exact name of Registrant as specified in its charter)

Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Indemnification Agreements

On December 14, 2011, Publix Super Markets, Inc. (the “Company”) executed new indemnification agreements with the trustee of the Company’s Employee Stock Ownership Plan (Hoyt R. Barnett) and one of the trustees of the Company’s 401(k) SMART Plan (Tina P. Johnson). This indemnification agreement supersedes the agreements previously executed with these trustees. In addition, the Company executed indemnification agreements with each member of its 401(k) SMART Plan investment committee (Monica A. Allman, Hoyt R. Barnett, Tina P. Johnson, Linda S. Kane, Robert L. Kisiel and David P. Phillips).

Under the indemnification agreements, the Company agrees to indemnify each of these trustees and investment committee members to the fullest extent permitted by law against any and all costs, claims, losses, damages and expenses that may be incurred or suffered as related to his or her activities as a trustee or investment committee member.

The above description is not complete and is qualified in its entirety by reference to the full text of the new form of the indemnification agreement attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d).	Exhibits

10.5.	Form of Indemnification Agreement.

Page 2 of 4 pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: December 20, 2011	By:	/s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Page 3 of 4 pages

Exhibit Index

Exhibit 10.5.  Form of Indemnification Agreement.

Page 4 of 4 pages